Exhibit 10.1

ISLE OF CAPRI CASINOS, INC.

2009 LONG-TERM STOCK INCENTIVE PLAN

SECTION 1

GENERAL

1.1.          Purpose and History.  The Isle of Capri Casinos, Inc. 2009 Long-Term Stock Incentive Plan (the “Plan”) has been established effective as of the Effective Date by Isle of Capri Casinos, Inc. (the “Company”) to (a) attract and retain persons eligible to participate in the Plan; (b) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (c) provide incentive compensation opportunities that are competitive with those of other similar companies; and (d) further identify Participants’ interests with those of the Company’s other stockholders through compensation that is based on the Company’s common stock, and thereby promote the long-term financial interest of the Company and its Affiliates, including the growth in value of the Company’s equity and enhancement of long-term stockholder return.  The Plan replaces the Isle of Capri Casinos, Inc. Amended and Restated 2000 Long-Term Stock Incentive Plan (the “Prior Plan”).  The Plan was adopted by the Board on August 20, 2009 and shall become effective upon approval by the Company’s stockholders.  No awards shall be made under the Plan unless and until it is approved by the Company’s stockholders.

1.2.          Operation, Administration, and Definitions.  The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 4 (relating to operation and administration).  Capitalized terms used in the Plan are defined in Section 8.

1.3.          Participation.   Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Persons those persons who will be granted one or more Awards under the Plan and thereby become Participants in the Plan.

SECTION 2

OPTIONS AND SARS

2.1.          Definitions.

(a)           The grant of an “Option” under the Plan entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee at the time the Option is granted.  Any Option granted under this Section 2 may be either an incentive stock option (an “ISO”) or a non-qualified stock option (an “NQSO”), as determined in the discretion of the Committee, provided that only employees of the Company or an Affiliate may receive a grant of ISOs.  An “ISO” is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in section 422(b) of the Code.  An “NQSO” is an Option that is not intended to be an “incentive stock option” as that term is described in section 422(b) of the Code.

(b)           The grant of a stock appreciation right (an “SAR”) under the Plan entitles the Participant to receive, in cash or Stock (as determined in accordance with the terms of the Plan), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) the Exercise Price established by the Committee at the time the SAR is granted.

2.2.          Exercise Price.  The “Exercise Price” of each Option and SAR granted under this Section 2 shall be established by the Committee, or shall be determined by a method established by the Committee, at the time the Option or SAR is granted; provided, however, that the Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock).

2.3.          Exercise/Vesting.  Except as otherwise expressly provided in the Plan, Options and SARs shall become vested and exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee as set forth in the Award Agreement; provided, however, that notwithstanding any vesting dates set by the Committee in such Award Agreement, the Committee may, in its sole discretion, accelerate the exercisability of any Option or SAR, which acceleration shall not affect the terms and conditions of such Option or SAR other than with respect to exercisability.  No Option or SAR may be exercised after the Expiration Date applicable to that Option or SAR.

2.4.          Payment of Option Exercise Price.  The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

(a)           Subject to the following provisions of this subsection 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.4(c), payment may be made as soon as practicable after the exercise).

(b)           Subject to applicable law, the Exercise Price shall be payable (i) in cash or cash equivalents, (ii) by tendering, by either actual delivery or by attestation, shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, or (iii) in any combination of (i) and (ii), as determined by the Committee.

(c)           Subject to applicable law and procedures established by the Committee, the Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

2.5.          Settlement of Award.  Settlement of Options and SARs is subject to subsection 4.8.

2.6.          Post-Exercise Limitations.  The Committee, in its discretion, may impose such restrictions on shares of Stock acquired pursuant to the exercise of an Option or SAR as it determines to be desirable, including, without limitation, restrictions relating to the disposition of the shares and forfeiture restrictions based on service, performance, Stock ownership by the Participant and such other factors as the Committee determines to be appropriate.

2.7.          No Repricing.  Except for either adjustments pursuant to subsection 4.3 (relating to the adjustment of shares), or reductions of the Exercise Price approved by the Company’s stockholders, the Exercise Price for any outstanding Option or SAR may not be decreased after the date of grant nor may an outstanding Option or SAR granted under the Plan be surrendered to the Company for cash (other than pursuant to subsection 4.5), other Awards, or as consideration for the grant of a replacement Option or SAR with a lower exercise price.  In addition, no repricing of an Option or SAR shall be permitted without the approval of the Company’s stockholders if such approval is required under the rules of any stock exchange on which such shares of Stock are listed.

2.8.          Required Notice of ISO Share Disposition.  Each Participant who is awarded an ISO under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Stock acquired pursuant to the exercise of such ISO.  A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (a) two years after the date of grant of the ISO or (b) one year after the date the Participant acquired the Stock upon exercise of the ISO.

2.9.          Limits on ISOs.  Notwithstanding anything to the contrary in this Section 2, if an ISO is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of an Affiliate, the Expiration Date shall not be later than the fifth anniversary of the date on which the ISO was granted and the Exercise Price shall be at least 110 percent of the Fair Market Value of the Stock subject to the ISO (determined on the date of grant).  To the extent that the aggregate fair market value of shares of Stock with respect to which ISOs are exercisable for the first time by any individual during any calendar year (under all plans of the Company and all Affiliates) exceeds $100,000, such Options shall be treated as NQSOs to the extent required by section 422 of the Code.

2.10.        Expiration Date.  The “Expiration Date” with respect to an Option or SAR means the date established as the Expiration Date by the Committee at the time of grant.  In no event shall the Expiration Date of an Option or SAR be later than the ten-year anniversary of the date on which the Option or SAR is granted.

SECTION 3

FULL VALUE AWARDS

3.1.          Definition.  A “Full Value Award” is a grant of one or more shares of Stock or a right to receive one or more shares of Stock in the future (other than the grant of an Option or SAR), with such grant subject to one or more of the following, as determined by the Committee:

(a)           The grant shall be in consideration of a Participant’s previously performed services or surrender of other compensation that may be due.

(b)           The grant shall be contingent on the achievement of performance or other objectives during a specified period.

(c)           The grant shall be subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives.

(d)           The grant of Full Value Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee, including dividend or dividend equivalent rights and deferred payment or settlement.

3.2.          Special Vesting Rules.  If an employee’s right to become vested in a Full Value Award is conditioned on the completion of a specified period of service with the Company or the Affiliates, without achievement of performance targets or other performance objectives (whether or not related to Performance Measures) being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service for full vesting shall be not less than one year (subject, to the extent provided by the Committee, to pro rated vesting over the course of such one year period and to acceleration of vesting in the event of the Participant’s death, disability, retirement, Change in Control or involuntary termination).  The foregoing requirements shall not apply to (a) grants made to newly eligible Participants to replace awards from a prior employer and (b) grants that are a form of payment of earned performance awards or other incentive compensation.

3.3.          Performance-Based Compensation.  The Committee may designate a Full Value Award granted to any Participant as “Performance-Based Compensation” within the meaning of section 162(m) of the Code and regulations thereunder. To the extent required by section 162(m) of the Code, any such Award so designated shall be conditioned on the achievement of one or more performance targets and Performance Measures as determined by the Committee and the following additional requirements shall apply:

(a)           The performance targets established for the performance period established by the Committee shall be objective (as that term is described in regulations under section 162(m) of the Code), and shall be established in writing by the Committee not later than 90 days after the beginning of the performance period (but in no event after 25% of the performance period has elapsed), and while the outcome as to the performance targets is substantially uncertain.  The performance targets established by the Committee may be with respect to corporate performance, operating group or sub-group performance, individual company performance, other group or individual performance, or division performance.

(b)           A Participant otherwise entitled to receive a Full Value Award for any performance period shall not receive a settlement or payment of the Award until the Committee has determined that the applicable performance target(s) have been attained.  To the extent that the Committee exercises discretion in making the determination required by this paragraph 3.3(b), such exercise of discretion may not result in an increase in the amount of the payment.

(c)           To the extent provided by the Committee, if a Participant’s employment terminates because of death or disability, or if a Change in Control occurs prior to the Participant’s termination date, the Participant’s Full Value Award may become vested without regard to whether the Full Value Award would be Performance-Based Compensation.

Nothing in this Section 3 shall preclude the Committee from granting Full Value Awards under the Plan that are not intended to be Performance-Based Compensation; provided, however, that, at the time of grant of Full Value Awards by the Committee, the Committee shall designate whether such Awards are intended to constitute Performance-Based Compensation.  To the extent that the provisions of this Section 3 reflect the requirements applicable to Performance-Based Compensation, such provisions shall not apply to the portion of the Award, if any, that is not intended to constitute Performance-Based Compensation.

SECTION 4

OPERATION AND ADMINISTRATION

4.1.          Duration.  The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the Effective Date.

4.2.          Shares Subject to Plan.  The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

(a)           The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or, to the extent permitted by applicable law,  currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

(b)           Subject to the provisions of subsection 4.3, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to the sum of: (i) 1,000,000 shares of Stock; (ii) any shares of Stock available for future awards under the Prior Plan as of the Effective Date (including any shares added back to the Prior Plan, pursuant to the terms of the Prior Plan, from a plan other than the Prior Plan), and (iii) any shares of Stock that would have been available for awards granted under the Prior Plan due to forfeiture, expiration or cancellation of such awards without delivery of shares of Stock or which result in the forfeiture of the shares of Stock back to the Company (including any such shares which would have been available under the Prior Plan, pursuant to the terms of the Prior Plan, due to forfeiture, expiration or cancellation of awards made under a plan other than the Prior Plan).

(c)           Except as expressly provided by the terms of this Plan, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof, shall be made with respect to Awards then outstanding hereunder.

(d)           To the extent provided by the Committee, any Award may be settled in cash rather than Stock.  To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(e)           If the exercise price of an Option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(f)            Subject to the provisions of subsection 4.3, the following additional maximums are imposed under the Plan:

(i)            The maximum number of shares of Stock that may be issued by Options intended to be ISOs shall be 1,000,000.

(ii)           For Awards of Options or SARs that are intended to be Performance-Based Compensation, no more than 500,000 shares of Stock may be subject to such Awards granted to any one individual during any one fiscal year period.  If an Option is in tandem with an SAR, such that the exercise of the Option or SAR with respect to a share of Stock cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each share of Stock shall be counted as covering but one share of Stock for purposes of applying the limitations of this subparagraph (ii).

(iii)          For Full Value Awards that are intended to be Performance-Based Compensation, no more than 500,000 shares of Stock may be subject to such Awards granted to any one individual during any one fiscal year period.  If, after shares have been earned, the delivery is deferred, any additional shares attributable to dividends during the deferral period shall be disregarded.  For Full Value Awards that are intended to be Performance-Based Compensation and that are denominated in cash, no more than $1,500,000 may be subject to such Awards granted to any one individual during any one fiscal year period.

(1)           If the Awards are denominated in Stock but an equivalent amount of cash is delivered in lieu of delivery of shares of Stock, the foregoing limit shall be applied based on the methodology used by the Committee to convert the number of shares of Stock into cash.

(2)           If the Awards are denominated in cash but an equivalent amount of Stock is delivered in lieu of delivery of cash, the foregoing limit shall be applied to the cash based on the methodology used by the Committee to convert the cash into shares of Stock.

(3)           Any adjustment in the number of shares of Stock or amount of cash delivered to reflect actual or deemed investment experience shall be disregarded.

4.3.          Adjustments to Shares.  In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee shall adjust Awards to preserve the benefits or potential benefits of the Awards.  Action by the Committee may include, in its sole discretion: (a) adjustment of the number and kind of shares which may be delivered under the Plan (including adjustments to the number and kind of shares that may be granted to an individual during any specified time as described in subsection 4.2); (b) adjustment of the number and kind of shares subject to outstanding Awards; (c) adjustment of the Exercise Price of outstanding Options and SARs; and (d) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (i) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (ii) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option or SAR, the amount of such payment may be the excess of value of the Stock subject to the Option or SAR at the time of the transaction over the Exercise Price).

4.4.          General Restrictions.  Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)           Notwithstanding any other provision of the Plan, neither the Company nor any Affiliate shall have any obligation to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b)           In the case of a Participant who is subject to Section 16(a) and 16(b) of the Exchange Act, the Committee may, at any time, add such conditions and limitations to any Award to such Participant, or any feature of any such Award, as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.

(c)           To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

4.5.          Tax Withholding.  All Awards and other payments and distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other payments or benefits under the Plan on satisfaction of the applicable withholding obligations.  The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through (a) cash payment by the Participant, (b) through the surrender of shares of Stock acceptable to the Committee which the Participant already owns, or (c) through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan; provided, however, that previously-owned shares of Stock that have been held by the Participant or to which the Participant is entitled under the Plan may only be used to satisfy the minimum tax withholding required by applicable law (or other rates that will not have a negative accounting impact).

4.6.          Grant and Use of Awards.  In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one

Award may be granted to a Participant.  Subject to subsection 2.7 (relating to repricing) Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or an Affiliate (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or an Affiliate).  Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or an Affiliate, including the plans and arrangements of the Company or an Affiliate assumed in business combinations.   Notwithstanding the provisions of subsection 2.2, Options and SARs granted under the Plan in replacement for awards under plans and arrangements of the Company or an Affiliate assumed in business combinations may provide for Exercise Prices that are less than the Fair Market Value of the Stock at the time of the replacement grants, if the Committee determines that such Exercise Price is appropriate to preserve the economic benefit of the award and provided that all requirements of section 409A of the Code are satisfied.

4.7.          Dividends and Dividend Equivalents.  An Award (other than an Option or SAR Award) may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee.  Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents

4.8.          Settlement of Awards.  The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine.  Satisfaction of any such obligations under an Award, which is sometimes referred to as “settlement” of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine.  The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents may include converting such credits into deferred Stock equivalents; provided, however, that dividend equivalents may not be granted with respect to Options or SARs and neither Options nor SARs may be converted to Stock equivalents.  Each Affiliate shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Affiliate by the Participant.  Any disputes relating to liability of an Affiliate for cash payments shall be resolved by the Committee.

4.9.          Transferability.  Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.  In no event, however, shall any Award be transferred for value.  To the extent that the Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant.

4.10.        Form and Time of Elections.  Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the

Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

4.11.        Agreement With Company.  An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe.  The terms and conditions of any Award to any Participant shall be reflected in an Award Agreement.  A copy of the Award Agreement shall be provided to the Participant and the Committee may, but need not, require that the Participant sign a copy thereof.

4.12.        Action by Company or Affiliate.  Any action required or permitted to be taken by the Company or any Affiliate shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.  Any action required or permitted to be taken by an Affiliate which is a partnership shall be by a general partner of such partnership or by a duly authorized officer thereof.

4.13.        Gender and Number.  Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

4.14.        Limitation of Implied Rights.

(a)           Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Affiliate whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Affiliate, in its sole discretion, may set aside in anticipation of a liability under the Plan.  A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Affiliate, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Affiliate shall be sufficient to pay any benefits to any person.

(b)           The Plan does not constitute a contract of employment or continued service, and selection as a Participant will not give any participating employee the right to be retained in the employ or continued service of the Company or any Affiliate, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.  Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights and shares of Stock are registered in his name.

4.15.        Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

4.16.        Payments to Persons Other Than Participants.  If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment.  Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

4.17.        Governing Law.  The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware.

4.18.        Severability.  If any provision of the Plan or any Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

SECTION 5

CHANGE IN CONTROL

Subject to the provisions of subsection 4.3 (relating to the adjustment of shares), and except as otherwise provided in the Plan or the Award Agreement reflecting the applicable Award, upon the occurrence of a Change in Control:

(a)           All outstanding Options (regardless of whether in tandem with SARs) shall become fully exercisable.

(b)           All outstanding SARs (regardless of whether in tandem with Options) shall become fully exercisable.

(c)           All Full Value Awards shall become fully vested.

SECTION 6

COMMITTEE

6.1.          Administration.  The authority to control and manage the operation and administration of the Plan shall be vested in the Stock Option and Compensation Committee of the Board (the “Committee”) in accordance with this Section 6.  So long as the Company is subject to Section 16 of the Exchange Act, the Committee shall be selected by the Board and shall consist of not fewer than two members of the Board or such greater number as may be required for compliance with Rule 16b-3 issued under the Exchange Act and shall be comprised of persons who are independent for purposes of applicable stock exchange listing requirements.  Any Award granted under the Plan which is intended to constitute Performance-Based Compensation (including Options and SARs) shall be granted by a

Committee consisting solely of two or more “outside directors” within the meaning of section 162(m) of the Code and applicable regulations.  If the Committee does not exist, or for any other reason determined by the Board, and to the extent not prohibited by applicable law or the applicable rules of any stock exchange, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

6.2.          Powers of Committee.  The Committee’s administration of the Plan shall be subject to the following:

(a)           Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Persons those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 7) to amend, cancel or suspend Awards.

(b)           To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(c)           Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to Performance-Based Compensation, and to take such action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

(d)           Subject to the terms and conditions of the Plan, the Committee will have the authority and discretion to conclusively interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(e)           Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(f)            In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the certificate of incorporation and by-laws of the Company, and applicable state corporate law.

6.3.          Delegation by Committee.  Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.  Any such allocation or delegation may be revoked by the Committee at any time.

6.4.          Information to be Furnished to Committee.  The Company and the Affiliates shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties.  The records of the Company and the Affiliates as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect.  Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

SECTION 7

AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Plan, provided, however, that:

(a)           no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board;

(b)           adjustments pursuant to subsection 4.3 shall not be subject to the foregoing limitations of this Section 7;

(c)           the provisions of subsection 2.6 (relating to repricing) cannot be amended unless the amendment is approved by the Company’s stockholders; and

(d)           no such amendment or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including as necessary to comply with any applicable stock exchange listing requirement or to prevent the Company from being denied a tax deduction on account of section 162(m) of the Code).

SECTION 8

DEFINED TERMS

In addition to the other definitions contained herein, the following definitions shall apply:

(a)           Affiliate.  The term  “Affiliate” means any corporation, partnership, joint venture or other entity during any period in which (i) the Company, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of such entity or at least 50% of the ownership interests in such entity or (ii) such entity, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of the Company; provided, however, for purposes of ISOs, an “Affiliate” means an entity that satisfies the definition of a “parent corporation” (as defined in section 424(e) of the Code) or a “subsidiary corporation” (as defined in section 424(f) of the Code).

(b)           Award.  The term “Award” shall mean, individually or collectively, any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, or Full Value Awards.

(c)           Award Agreement.  The term “Award Agreement” means the written agreement (including electronic) evidencing the grant of Awards under the Plan, which agreement shall be in the form specified by the Committee.  The document evidencing an Award under the Plan shall constitute an “Award Agreement” regardless of whether any Participant signature is required.

(d)           Board.  The term “Board” shall mean the Board of Directors of the Company.

(e)           Change in Control.  The term “Change of Control” means the occurrence of any of the following: (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Affiliates taken as a whole to any person (as such term is used in Section 13(d) of the Exchange Act) other than the Company and its Affiliates; (ii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person (as such term is used in Section 13(d) of the Exchange Act) who is not a Permitted Equity Holder becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Company’s voting stock; (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that (A) any person (as such term is used in Section 13(d) of the Exchange Act), regardless of that person’s direct or indirect beneficial ownership interest prior to such transaction, becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Company’s voting stock and (B) the Company’s voting stock ceases to be traded on any national securities exchange; or (iv) the first day on which a majority of the members of the Board are not Continuing Directors.

(f)            Code.  The term “Code” shall mean the Internal Revenue Code of 1986, as amended.  A reference to any provision of the Code shall include reference to any successor provision of the Code.

(g)           Committee.  The term “Committee” is defined in subsection 6.1.

(h)           Company.  The term “Company” is defined in subsection 1.1 of the Plan.

(i)            Continuing Directors.  The term “Continuing Directors” means, as of any date of determination, any member of the Board who (i) was a member of the Board on the Effective Date; or (ii) was nominated for election or elected to the Board with the approval of a majority of the Continuing Directors who were members of the Board at such date.

(j)            Effective Date.  The term “Effective Date” means the date the Plan is approved by the Company’s stockholders.

(k)           Eligible Person.  The term “Eligible Person” shall mean any person employed within the meaning of section 3401(c) of the Code and the regulations promulgated thereunder by the Company or an Affiliate; and any officer or director of the Company or an Affiliate even if he or she is not an employee within the meaning of section 3401(c) of the Code.

(l)            Exchange Act. The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(m)          Exercise Price.  The term “Exercise Price” is defined in subsection 2.2 of the Plan.

(n)           Expiration Date.  The term “Expiration Date” is defined in subsection 2.10 of the Plan.

(o)           Fair Market Value.  The term “Fair Market Value” shall mean: (i) if the Stock is traded in a market in which actual transactions are reported, the mean of the high and low prices at which the Stock is reported to have traded on the relevant date in all markets on which trading in the Stock is reported or, if there is no reported sale of the Stock on the relevant date, the mean of the highest reported bid price and lowest reported asked price for the Stock on the relevant date; (ii) if the Stock is publicly traded but only in markets in which there is no reporting of actual transactions, the mean of the highest reported bid price and the lowest reported asked price for the Stock on the relevant date; or (iii) if the Stock is not publicly traded, the value of a share of Stock as determined by the most recent valuation prepared by an independent expert at the request of the Committee.  With respect to Options and SARs, Fair Market Value shall be determined in accordance with section 409A of the Code.

(p)           Full Value Award.  The term “Full Value Award” is defined in subsection 3.1 of the Plan.

(q)           ISO.  The term “ISO” is defined in subsection 2.1(a) of the Plan.

(r)            NQSO.  The term “NQSO” is defined in subsection 2.1(a) of the Plan.

(s)           Option.  The term “Option” is defined in subsection 2.1(a) of the Plan.

(t)            Participant.   The term “Participant” shall mean any Eligible Person who has been granted an Award under the Plan.

(u)           Performance-Based Compensation.  The term “Performance-Based Compensation” is defined in subsection 3.3 of the Plan.

(v)           Performance Measures.  For purposes of the Plan, the term “Performance Measures” shall mean performance targets based on one or more of the following criteria:  revenue; increases in stock price; market share; primary or fully diluted earnings per share; earnings before interest, taxes, depreciation and/or amortization; free cash flow; cash flow from operations; total cash flow; return on equity; return on capital; return on assets; management staffing; or any combination thereof.

(w)          Permitted Equity Holder.  The term “Permitted Equity Holder” means Bernard Goldstein, Irene Goldstein and their lineal descendants (including adopted children and their lineal descendants) and any entity the equity interests of which are owned by only such persons or which was established for the exclusive benefit of, or the estate of, any of the foregoing.

(x)            Plan.  The term “Plan” is defined in subsection 1.1 of the Plan.

(y)           Prior Plan.  The term “Prior Plan” is defined in subsection 1.1 of the Plan.

(z)            SAR.  The term “SAR” is defined in subsection 2.1(b) of the Plan.

(aa)         Stock.  The term “Stock” shall mean common stock, par value $.  01 per share, of the Company.